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[Pepper Hamilton LOGO]
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1235 Westlakes Drive
Berwyn, PA 19312-2401
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                                                               November 29, 2000



WorldGate Communications, Inc.
3190 Tremont Avenue
Trevose, PA 19053

                  Re: REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

     We have acted as counsel to WorldGate Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), an aggregate of 250,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock") issued in connection with an Agreement and Plan of Merger among Michael Bruno (the "Selling Stockholder"), Digital Video Art, Inc., and the Company (the "Merger Agreement"), 119,047 of which will be sold by the Selling Stockholder (the "Selling Stockholder Shares"), and an additional 130,953 shares of Common Stock to cover any additional issuances of Common Stock to the Selling Stockholder pursuant to the terms of the Merger Agreement (the "Additional Shares" and, together with the Selling Stockholder Shares, the "Shares").

     The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3, and Amendment No. 1 to the Registration Statement (the "Registration Statement"); (ii) the Merger Agreement; (iii) the Company's Certificate of Incorporation and Bylaws, as in effect on the date hereof; (iv) certain resolutions of the Board of Directors of the Company relating to, among other things, the issuance of the Shares; and (v) such other documents relating to the Company and the proposed issuance of the Shares as we have deemed necessary or appropriate as a basis for the opinions set forth below.


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[Pepper Hamilton LOGO]
WorldGate Communications, Inc.
November 29, 2000
Page 2


     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Members of our firm are admitted to the Bar of the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware ("GCL").

     Based upon and subject to the foregoing, we are of the opinion that the Selling Stockholder Shares have been duly and validly issued and are fully-paid and non-assessable by the Company under the GCL and that when issued and delivered in accordance with the terms of the Merger Agreement, the Additional Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission or relied upon by any other person.

                                                     Very truly yours,

                                                     /s/ PEPPER HAMILTON LLP
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                                                     PEPPER HAMILTON LLP